UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 4, 2016

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.
On August 4, 2016, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended July 3, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated August 4, 2016

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: August 5, 2016	By:	/s/ Dale R. Black
Dale R. Black
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated August 4, 2016

4

Exhibit 99.1
News Release

CEC Entertainment, Inc. Reports
Financial Results for the 2016 Second Quarter

IRVING, Texas - August 4, 2016 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its second quarter ended July 3, 2016.

•	Second quarter same store sales for our Chuck E. Cheese’s and Peter Piper Pizza stores, on a same calendar week basis(1), increased 2.6% compared to the comparable prior year period

•	On a fiscal period basis second quarter same store sales for our Chuck E. Cheese’s and Peter Piper Pizza stores increased 1.8% over the 2015 fiscal second quarter

•	Total revenues increased 2.1% over the prior year fiscal second quarter to $216.6 million

“We are pleased to report our fifth consecutive quarter of same store sales growth at our Chuck E. Cheese’s stores” said Tom Leverton, Chief Executive Officer. “We continue to see the benefit of the food and hospitality initiatives we have implemented during the past two years. In addition, we are pleased to report that Peter Piper Pizza recorded its 24th consecutive quarter of same store sales growth.”
Second Quarter Results
Our fiscal calendar results were negatively impacted by the shift in the July 4th holiday weekend into the second quarter of 2016 instead of the third quarter in 2015 and the shift of several spring breaks into the first quarter of 2016 instead of the second quarter in 2015.
Total revenues for the second fiscal quarter of 2016 increased 2.1%, or $4.5 million, over the prior year to $216.6 million. The increase is attributable to increased same store sales at both our Chuck E. Cheese’s and Peter Piper Pizza brands. On a calendar week basis same store sales for our Chuck E. Cheese’s and Peter Piper Pizza stores increased 2.6% over the comparable weeks in 2015.
The Company reported a net loss of $9.1 million for the second quarter of 2016, compared to a net loss of $9.9 million for the second quarter of 2015. The decrease in the net loss was driven by increased store revenues and lower marketing and corporate overhead costs, offset by an increase in merchandise and other store related operating costs.
Adjusted EBITDA for the second quarter of 2016 increased $0.3 million over the prior year period to $41.4 million. Adjusted EBITDA represents net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization, asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs and certain other items. In determining Adjusted EBITDA, the increase in revenue was offset by the higher merchandise and other store operating costs.
________________

(1)
Our fiscal year ending January 1, 2017 will consist of 52 weeks and our fiscal year ended January 3, 2016 consisted of 53 weeks. As a result of the 53 week fiscal year in 2015, our 2016 fiscal year began one calendar week later than our 2015 fiscal year. In order to provide useful information and to better analyze our business, we have provided same store sales presented on both a fiscal week basis and calendar week basis. Same store sales growth on a calendar week basis compares the results for the period from April 4, 2016 through July 3, 2016 (weeks 14 through 26 of our 2016 fiscal year) to the results for the period from April 6, 2015 through July 5, 2015 (weeks 15 through 27 of our 2015 fiscal year). We believe same store sales growth calculated on a same calendar week basis is more indicative of the operating trends in our business. However, we also recognize that same store sales growth calculated on a fiscal week basis is a useful measure when analyzing year-over-year changes in our financial results.

Balance Sheet and Liquidity
As of July 3, 2016, cash and cash equivalents were $75.6 million, and the principal outstanding on our debt was $1.0 billion, with net availability of $140.1 million on our undrawn revolving credit facility. During the second quarter of 2016, we had capital expenditures of $26.4 million, of which $8.5 million related to our PlayPass initiative and another $5.2 million were related to other growth initiatives. In addition, we had $2.4 million in capital expenditures related to IT initiatives.
As of July 3, 2016, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	524	32	556
Domestic franchised	29	62	91
International franchised	45	47	92
Total	598	141	739
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Friday, August 5, 2016. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 49324126.
A replay of the call will be available from 12:00 p.m. Central Time on August 5, 2016 through midnight Central Time on August 12, 2016. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 49324126.
About CEC Entertainment, Inc.
For nearly 40 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where A Kid Can Be A Kid®. Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical entertainment, games, rides, and play areas for kids of all ages, as well as a variety of freshly prepared dining options. It is also a place where more than a million happy birthdays are celebrated every year. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities and childhood education, Chuck E. Cheese’s has donated more than $13 million to schools through its fundraising programs. As of July 3, 2016 the Company and its franchisees operated a system of 598 Chuck E. Cheese’s stores and 141 Peter Piper Pizza stores, with locations in 47 states and 12 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                            Media Inquiries:
Dale R. Black                                Shannon McGovern
EVP & CFO                                Director
CEC Entertainment, Inc.                            Current Marketing
(972) 258-4525                             (312) 929-0510
dblack@cecentertainment.com                        SMcGovern@talktocurrent.com

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 3, 2016, filed with the Securities and Exchange Commission on March 2, 2016. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	Negative publicity concerning food quality, health, general safety and other issues, and changes in consumer preferences;

•	The success of our capital initiatives, including new store development and existing store evolution;

•	Our ability to successfully implement our marketing strategy;

•	Competition in both the restaurant and entertainment industries;

•	Economic uncertainty and changes in consumer discretionary spending in the United States and Canada;

•	Expansion in international markets;

•	Our ability to generate sufficient cash flow to meet our debt service payments;

•	Increases in food, labor and other operating costs;

•	Disruptions of our information technology systems and technologies, including, but not limited to, data security breaches;

•	Any disruption of our commodity distribution system;

•	Our dependence on a limited number of suppliers for our games, rides, entertainment-related equipment, redemption prizes and merchandise;

•	Product liability claims and product recalls;

•	Government regulations;

•	Litigation risks;

•	Adverse effects of local conditions, natural disasters and other events;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Inadequate insurance coverage;

•	Loss of certain key personnel;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Our ability to successfully integrate the operations of companies we acquire.
The forward-looking statements made in this report relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	July 3, 2016		June 28, 2015		July 3, 2016		June 28, 2015
REVENUES:
Food and beverage sales	$97,404	45.0%	$94,145	44.4%	$219,607	44.7%	$210,681	44.1%
Entertainment and merchandise sales	114,657	52.9%	113,861	53.7%	262,214	53.4%	258,605	54.1%
Total Company store sales	212,061	97.9%	208,006	98.1%	481,821	98.1%	469,286	98.3%
Franchise fees and royalties	4,560	2.1%	4,073	1.9%	9,118	1.9%	8,300	1.7%
Total revenues	216,621	100.0%	212,079	100.0%	490,939	100.0%	477,586	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	24,673	25.3%	23,951	25.4%	55,195	25.1%	53,176	25.2%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	8,240	7.2%	7,015	6.2%	16,989	6.5%	15,537	6.0%
Total cost of food, beverage, entertainment and merchandise (3)	32,913	15.5%	30,966	14.9%	72,184	15.0%	68,713	14.6%
Labor expenses (3)	60,405	28.5%	59,234	28.5%	129,448	26.9%	126,407	26.9%
Depreciation and amortization (3)	29,733	14.0%	28,970	13.9%	57,362	11.9%	58,211	12.4%
Rent expense (3)	24,049	11.3%	24,260	11.7%	48,199	10.0%	48,719	10.4%
Other store operating expenses (3)	37,376	17.6%	35,330	17.0%	73,387	15.2%	68,848	14.7%
Total Company store operating costs (3)	184,476	87.0%	178,760	85.9%	380,580	79.0%	370,898	79.0%
Other costs and expenses:
Advertising expense	12,162	5.6%	14,596	6.9%	25,261	5.1%	26,048	5.5%
General and administrative expenses	15,922	7.4%	17,807	8.4%	33,939	6.9%	34,030	7.1%
Transaction, severance and related litigation costs	434	0.2%	1,104	0.5%	1,184	0.2%	2,112	0.4%
Total operating costs and expenses	212,994	98.3%	212,267	100.1%	440,964	89.8%	433,088	90.7%
Operating income	3,627	1.7%	(188)	(0.1)%	49,975	10.2%	44,498	9.3%
Interest expense	17,121	7.9%	17,324	8.2%	34,182	7.0%	34,822	7.3%
Income (loss) before income taxes	(13,494)	(6.2)%	(17,512)	(8.3)%	15,793	3.2%	9,676	2.0%
Income tax expense (benefit)	(4,442)	(2.1)%	(7,620)	(3.6)%	6,930	1.4%	4,826	1.0%
Net income (loss)	$(9,052)	(4.2)%	$(9,892)	(4.7)%	$8,863	1.8%	$4,850	1.0%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total Company store sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	July 3, 2016	January 3, 2016
ASSETS
Current assets:
Cash and cash equivalents	$75,591	$50,654
Other current assets	64,035	67,434
Total current assets	139,626	118,088
Property and equipment, net	606,646	629,047
Goodwill	483,876	483,876
Intangible assets, net	486,041	488,095
Other noncurrent assets	21,449	13,929
Total assets	$1,737,638	$1,733,035
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt	$7,639	$7,650
Other current liabilities	106,616	106,463
Total current liabilities	114,255	114,113
Capital lease obligations, less current portion	14,813	15,044
Bank indebtedness and other long term debt, net of deferred financing costs, less current portion	969,793	971,333
Deferred tax liability	195,452	201,734
Other noncurrent liabilities	224,653	222,265
Total liabilities	1,518,966	1,524,489
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of July 3, 2016 and January 3, 2016	—	—
Capital in excess of par value	356,808	356,460
Accumulated deficit	(135,735)	(144,598)
Accumulated other comprehensive loss	(2,401)	(3,316)
Total stockholder’s equity	218,672	208,546
Total liabilities and stockholder’s equity	$1,737,638	$1,733,035

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	July 3, 2016	June 28, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,863	$4,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,282	60,248
Deferred income taxes	(6,449)	(11,909)
Stock-based compensation expense	337	570
Amortization of lease related liabilities	23	61
Amortization of original issue discount and deferred debt financing costs	2,273	2,273
Loss on asset disposals, net	4,073	3,042
Non-cash rent expense	3,507	4,289
Other adjustments	172	(494)
Changes in operating assets and liabilities:
Operating assets	(1,629)	(4,371)
Operating liabilities	6,286	8,812
Net cash provided by operating activities	77,738	67,371
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Peter Piper Pizza	—	(663)
Purchases of property and equipment	(42,400)	(38,628)
Proceeds from sale of property and equipment	318	82
Development of internal use software	(6,223)	(1,571)
Net cash used in investing activities	(48,305)	(40,780)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on senior term loan	(3,800)	(3,800)
Other financing activities	(1,180)	(1,002)
Net cash used in financing activities	(4,980)	(4,802)
Effect of foreign exchange rate changes on cash	484	(428)
Change in cash and cash equivalents	24,937	21,361
Cash and cash equivalents at beginning of period	50,654	110,994
Cash and cash equivalents at end of period	$75,591	$132,355

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands)

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). The Company believes Adjusted EBITDA is a measure that provides investors with additional information to measure our performance. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future, as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015

Total revenues	$216,621	$212,079	$490,939	$477,586
Net income (loss) as reported	$(9,052)	$(9,892)	$8,863	$4,850
Interest expense	17,121	17,324	34,182	34,822
Income tax expense (benefit)	(4,442)	(7,620)	6,930	4,826
Depreciation and amortization	31,284	29,849	60,282	60,248
Non-cash impairments, gain or loss on disposal	1,895	1,799	4,073	3,042
Non-cash stock-based compensation	202	178	337	570
Rent expense book to cash	2,503	1,968	4,663	4,179
Franchise revenue, net cash received	271	—	162	(65)
Impact of purchase accounting	356	116	555	348
Store pre-opening costs	96	117	316	362
One-time items	1,153	6,254	3,055	7,605
Cost savings initiatives	—	1,001	62	1,001
Adjusted EBITDA	$41,387	$41,094	$123,480	$121,788
Adjusted EBITDA as a percent of total revenues	19.1%	19.4%	25.2%	25.5%
Adjusted EBITDA, a measure used by management to assess operating performance, is defined as Net income (loss) plus interest expense, income taxes and depreciation and amortization, adjusted to exclude asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs, and certain other items.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
Number of Company-owned stores:
Beginning of period	556	560	556	559
New (1)	—	—	1	2
Closed (1)	—	(3)	(1)	(4)
End of period	556	557	556	557
Number of franchised stores:
Beginning of period	179	175	176	172
New (2)	5	1	9	4
Closed (2)	(1)	(3)	(2)	(3)
End of period	183	173	183	173
Total number of stores:
Beginning of period	735	735	732	731
New (3)	5	1	10	6
Closed (3)	(1)	(6)	(3)	(7)
End of period	739	730	739	730
________________

(1)	The number of new and closed Company owned stores during the six months ended June 28, 2015 included one store that was relocated.

(2)	The number of new and closed franchise stores during the three and six months ended June 28, 2015 included one store that was relocated.

(3)	The number of new and closed stores during the three and six months ended June 28, 2015 included one and two stores, respectively, that were relocated.